EXHIBIT 99.1

Star Gas Partners, L.P. Reports Fiscal 2004 Second Quarter Results;
                 Declares Second Quarter Distribution

    STAMFORD, Conn.--(BUSINESS WIRE)--April 29, 2004--Star Gas Partners, L.P. (the "Partnership" or "Star") (NYSE: SGU, SGH), a diversified home energy distributor and services provider specializing in heating oil and propane, today reported results for the fiscal 2004 second quarter and six months ended March 31, 2004. Star also declared its $0.575 per unit Minimum Quarterly Distribution on all units for the quarter ended March 31, 2004, payable on May 14, 2004 to unitholders of record as of May 10, 2004.
    For the three months ended March 31, 2004, Star's volume increased approximately 1% to 352 million gallons, versus 349 million gallons in the second quarter of fiscal 2003. This increase is primarily attributable to the effect of Star's acquisition of 11 companies since January 1, 2003, which more than offset the negative impact of changes in delivery scheduling, temperatures that were warmer in the second quarter of 2004 than the colder weather experienced in the comparable prior year period and net customer losses. Notwithstanding the effect of Star's acquisition program and 1.5 cents per gallon higher heating oil and propane gross profit margins, operating income declined by $0.3 million to $93.4 million. This was due to $1.8 million in higher depreciation and amortization expense, as well as the effect of warmer weather, delivery patterns and account losses.
    Net income for the three months ended March 31, 2004 declined to $80.7 million, from $83.2 million in the comparable period last year. This was primarily due to lower income from discontinued operations, relating to the Partnership's Total Gas & Electric subsidiary, which was sold on March 31, 2004, an increase in interest expense, as well as from the slight decline in operating income. Diluted net income per limited partner unit declined to $2.27 per unit in the fiscal 2004 second quarter from $2.53 in the comparable period in fiscal 2003 due to the decline in net income as well as the increased number of units outstanding used to finance Star's acquisition program and improve its capital structure.
    EBITDA from continuing operations for the three months ended March 31, 2004 increased approximately 2% to $108.0 million from $106.3 million in the comparable period last year. The EBITDA from continuing operations increase was primarily attributable to Star's acquisition program and a gross profit margin increase.
    During the quarter, the Partnership raised $73.6 million by issuing $35.0 million of its Senior Notes due 2013, at a premium to par for total proceeds of $38.6 million, and by selling 1.495 million common units for $35.0 million. The proceeds from these financings were used to repay amounts outstanding under the Partnership's acquisition facilities and to fund all scheduled debt amortizations for fiscal 2004. As a result of these financings, the Partnership had $96.6 million available under its revolving acquisition facilities as of March 31, 2004.
    Star also reported that on March 30, 2004, it purchased Tri-County Fuel Oil of Perth Amboy, NJ. Tri-County had 1,650 customers and 1.5 million gallons of annual volume.
    For the six months ended March 31, 2004, volume increased 2% to 583 million gallons, versus 571 million gallons in the same period in fiscal 2003, despite 5% warmer temperatures than last year. This was due to the effect of the 13 companies acquired since October 1, 2003. Operating income for the six months ended March 31, 2004 increased approximately $0.4 million to $124.6 million, from $124.2 million in the comparable period in 2003. This increase was due primarily to Star's acquisition program and an approximate 1.0 cent per gallon increase in per gallon gross profit margins. Higher depreciation and amortization of $3.5 million largely relating to acquisitions reduced these increases.
    Net income for the period increased approximately $0.8 million to $100.0 million, from $99.2 million in the comparable period in fiscal 2003. This was primarily due to the aforementioned operating income increase, as well as the adoption in fiscal 2003 of SFAS No. 142 relating to accounting for goodwill and other intangibles, which reduced fiscal 2003 first half net income by $3.9 million, offset by increased interest expense in fiscal 2004. Diluted net income per limited partner unit declined from $3.02 in the first six months of fiscal 2003, to $2.86 in the comparable period in fiscal 2004, due to an increase in the number of units outstanding relating to the Partnerships acquisition program and its improved capital structure.
    In commenting on this performance, Chairman Irik P. Sevin stated:
"We are pleased by a) Star's continued aggressive, yet disciplined acquisition program; b) the initial benefits from the Petro Division's Business Process Redesign Program; and, c) the excellent performance of the propane division, which has successfully integrated nine acquisitions since October 1, 2003, while at the same time improving base business operations. In addition, Star's capital raising activities has improved its financial flexibility."
    Mr. Sevin went on to note: "While we achieved certain benefits from the Petro Division's Business Process Redesign Program, they were not as significant as we had expected in this, the first year of its execution. However, we now have the foundation of a platform, which we believe will enable us to capitalize on Petro's unique size to build a brand in the highly fragmented home heating oil industry. This should enable us to eventually grow internally as well as through acquisitions. We are also pleased with having sold, for a slight gain, our TG&E subsidiary, which we believe did not fit with the Partnership's long-term strategy."
    Star Gas Partners, L.P., is a leading distributor of home heating oil and propane. The Partnership is the nation's largest retail distributor of home heating oil and the nation's seventh largest retail propane distributor. Additional information is available at www.star-gas.com.
    This news announcement contains certain forward-looking information that is subject to certain risks and uncertainties as indicated from time to time in the Partnership's 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission. Included risks and uncertainties are the effects of the weather on the Partnership's financial results, competitive and propane and heating oil pricing pressures and other factors impacting the propane and home heating oil distribution industries.


               STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per unit data)

                                                 Three Months Ended
                                                      March 31,
                                             ------------ ------------
                                                 2004         2003
                                             ------------ ------------
Sales                                        $   625,389  $   628,704
Costs and expenses:
 Cost of sales                                   410,165      423,816
 Operating expenses                              107,254       98,392
 Depreciation and amortization expenses           14,597       12,788
                                             ------------ ------------
     Operating income                             93,373       93,708
Interest expense, net                            (11,928)     (10,537)
Amortization of debt issuance costs                 (774)        (554)
Loss on redemption of debt                             -         (181)
                                             ------------ ------------
     Income from continuing operations
      before income taxes                         80,671       82,436
Income tax expense                                   744        1,460
                                             ------------ ------------
     Income from continuing operations            79,927       80,976
Income from discontinued operations before gain
 on sale of TG&E segment, net of income taxes        496        2,187
Gain on sale of TG&E segment, net of income
 taxes                                               230            -
                                             ------------ ------------
     Net income                              $    80,653  $    83,163
                                             ============ ============

General Partner's interest in net income     $       739  $       832
                                             ============ ============
Limited Partners' interest in net income     $    79,914  $    82,331
                                             ============ ============

Net income per Limited Partner unit:
 Basic                                       $      2.27  $      2.54
                                             ============ ============
 Diluted                                     $      2.27  $      2.53
                                             ============ ============

Basic weighted average number of
 Limited Partner units outstanding                35,158       32,453
                                             ============ ============
Diluted number of Limited Partner units           35,158       32,561
                                             ============ ============


               STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per unit data)

                                                 Six Months Ended
                                                     March 31,
                                             -------------------------
                                                 2004         2003
                                             ------------ ------------
Sales                                        $ 1,043,406  $ 1,000,035
Costs and expenses:
 Cost of sales                                   690,442      667,302
 Operating expenses                              199,350      183,063
 Depreciation and amortization expenses           29,022       25,512
                                             ------------ ------------
     Operating income                            124,592      124,158
Interest expense, net                            (22,747)     (18,826)
Amortization of debt issuance costs               (2,043)        (991)
Loss on redemption of debt                             -         (181)
                                             ------------ ------------
     Income from continuing operations
      before income taxes                         99,802      104,160
Income tax expense                                 1,150        2,135
                                             ------------ ------------
     Income from continuing operations            98,652      102,025
Income from discontinued operations before
 gain on sale of TG&E segment and cumulative
 effect of change in accounting principle,
 net of income taxes                               1,083        1,078
Gain on sale of TG&E segment, net of income
 taxes                                               230            -
Cumulative effect of change in accounting
 principle for adoption of SFAS No. 142 for
 discontinued operations                               -       (3,901)
                                             ------------ ------------
     Net income                              $    99,965  $    99,202
                                             ============ ============

General Partner's interest in net income     $       933  $       992
                                             ============ ============
Limited Partners' interest in net income     $    99,032  $    98,210
                                             ============ ============

Net income per Limited Partner unit:
 Basic                                       $      2.86  $      3.03
                                             ============ ============
 Diluted                                     $      2.86  $      3.02
                                             ============ ============

Basic weighted average number of
 Limited Partner units outstanding                34,655       32,452
                                             ============ ============
Diluted number of Limited Partner units           34,655       32,560
                                             ============ ============


               STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
                          SUPPLEMENTARY DATA
                            (in thousands)

Earnings before interest, taxes, depreciation and amortization from continuing operations (EBITDA)

The Partnership uses EBITDA as a measure of liquidity and it is being included because the Partnership believes that it provides investors and industry analysts with additional information to evaluate the Partnership's ability to pay quarterly distributions. EBITDA is not a recognized term under generally accepted accounting principles ("GAAP") and should not be considered as an alternative to net income/(loss) or net cash provided by operating activities determined in accordance with GAAP. Because EBITDA as determined by the Partnership excludes some, but not all of the items that affect net income/(loss), it may not be comparable to EBITDA or similarly titled measures used by other companies. The following table sets forth (i) the calculation of EBITDA and (ii) a reconciliation of EBITDA, as so calculated, to cash provided by operating activities:


                                                    Three Months
                                                  Ended March 31,
                                             -------------------------
                                                 2004         2003
                                             ------------ ------------

Income from continuing operations            $    79,927  $    80,976
Plus:
  Income tax expense                                 744        1,460
  Amortization of debt issuance costs                774          554
  Interest expense, net                           11,928       10,537
  Depreciation and amortization                   14,597       12,788
                                             ------------ ------------
      EBITDA                                 $   107,970  $   106,315
                                             ============ ============

                                                    Six Months
                                                  Ended March 31,
                                             -------------------------
                                                 2004         2003
                                             ------------ ------------

Income from continuing operations            $    98,652  $   102,025
Plus:
  Income tax expense                               1,150        2,135
  Amortization of debt issuance costs              2,043          991
  Interest expense, net                           22,747       18,826
  Depreciation and amortization                   29,022       25,512
                                             ------------ ------------
      EBITDA                                     153,614      149,489

Add/(subtract)
 Loss on redemption of debt                            -          181
  Income tax expense                              (1,150)      (2,135)
  Interest expense, net                          (22,747)     (18,826)
  Unit compensation expense                           84        1,023
  Provision for losses on accounts
   receivable                                      3,703        2,452
  Loss (gain) on sales of fixed assets, net         (149)          54
  Change in operating assets and liabilities    (175,934)    (214,348)
                                             ------------ ------------

      Net cash used in operating activities  $   (42,579) $   (82,110)
                                             ============ ============


                                                 2004         2003
                                             ------------ ------------
Total gallons sold:
  Three months ended March 31,                   352,476      349,383
                                             ============ ============
  Six months ended March 31,                     582,552      571,283
                                             ============ ============


               STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                               Mar. 31,    Sept. 30,
                                                 2004         2003
                                             ------------ ------------

ASSETS
Current assets
 Cash and cash equivalents                   $    25,677  $    10,044
 Receivables, net of allowance of $9,344 and
  $7,542, respectively                           218,743      100,511
 Inventories                                      55,911       38,561
 Prepaid expenses and other current assets        46,200       51,470
 Net current assets of discontinued
  operations                                           -       10,523
                                             ------------ ------------
   Total current assets                          346,531      211,109
                                             ------------ ------------

Property and equipment, net                      254,082      261,867
Long-term portion of accounts receivables          7,114        7,145
Goodwill                                         273,350      272,740
Intangibles, net                                 187,255      201,468
Deferred charges and other assets, net            17,982       14,414
Net long-term assets of discontinued
 operations                                            -        6,867
                                             ------------ ------------
   Total Assets                              $ 1,086,314  $   975,610
                                             ============ ============
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
 Accounts payable                            $    32,440  $    27,140
 Working capital facility borrowings              85,100       12,000
 Current maturities of long-term debt             22,586       22,847
 Accrued expenses                                 81,764       82,356
 Unearned service contract revenue                33,427       32,036
 Customer credit balances                         26,772       74,716
 Net current liabilities of discontinued
  operations                                           -        7,569
                                             ------------ ------------
   Total current liabilities                     282,089      258,664
                                             ------------ ------------

Long-term debt                                   488,496      499,341
Other long-term liabilities                       27,442       27,829

Partners' Capital (Deficit)
 Common unitholders                              298,486      210,636
 Subordinated unitholders                          6,006          (57)
 General partner                                  (2,523)      (3,082)
 Accumulated other comprehensive loss            (13,682)     (17,721)
                                             ------------ ------------
   Total Partners' capital                       288,287      189,776
                                             ------------ ------------

   Total Liabilities and Partners' Capital   $ 1,086,314  $   975,610
                                             ============ ============


    CONTACT: Star Gas Partners, L.P.
             Richard F. Ambury , 203-328-7300
              or
             Jaffoni & Collins Incorporated
             Robert L. Rinderman, Purdy Tran
             212-835-8500 or SGU@jcir.com